EXHIBIT 24. CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Eggleston Smith P.C.
Certified Public Accountants & Consultants

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Old Point Financial Corporation

We consent to the incorporation in this Annual Report on Form 10-K our report dated January 12, 1996, relating to the consolidated financial statements of Old Point Financial Corporation as of December 31, 1995, 1994, and 1993, and for each of the years in the three-year period ended December 31, 1995.

/s/Eggleston Smith P.C.

Newports News, Virginia
March 25, 1996